Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the use of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Fairchild Semiconductor International, Inc. and subsidiaries as of December 31, 2006 and December 25, 2005, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated herein by reference in this Registration Statement on Form S-8.

As discussed in Note 8 to the consolidated financial statements, Fairchild Semiconductor International, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective December 26, 2005.

/s/ KPMG LLP

Boston, Massachusetts
January 23, 2008